                                                                    EXHIBIT 10.3


                                                                       EXHIBIT D
                                                                       ---------

                          USE AND OCCUPANCY AGREEMENT
                          ---------------------------


     The Use and Occupancy Agreement (this "Agreement") is made this ____ day of _________, 1996, by and between Lau Acquisition Corp., a Massachusetts corporation doing business as Lau Technologies ("Lau"), whose address is 531 Main Street, Acton, Massachusetts 01720, and Viisage Technology, Inc., a Delaware corporation ("Viisage"), whose address is 531 Main Street, Acton, Massachusetts 01720.

     1.   Recitals. This Agreement is made with reference to the following facts
          --------
and objectives:

          (a) Bowmar/ALI, Inc., a Massachusetts corporation, as Landlord ("Landlord"), and Lau, as Tenant, entered into a written lease dated as of February 23, 1990 (the "Lease"), of certain premises known as 531 Main Street, Acton, Massachusetts. Lau's rights and obligations respecting such premises under said Lease were also the subject of a Non-Disturbance, Attornment, Estoppel & Subordination Agreement dated as of August 28, 1995 (the "Non-Disturbance Agreement"), by and among Lau, Landlord and Landlord's mortgagee, Bank One, Arizona, NA ("Mortgagee"). Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as ascribed to them in the Lease or the Non-Disturbance Agreement, as the case may be.

          (b) Viisage is succeeding to the business of the division of Lau which develops, markets and supports facial imaging and identification systems and services (the "Imaging Division") by virtue of the transactions contemplated by a certain Amended & Restated Asset Transfer Agreement dated as of August 20, 1996 by and between Lau and Viisage.

          (c) The Imaging Division had occupied, and Viisage desires to continue to occupy, the portion of the Premises identified on Exhibit A (the
                                                          ---------
     "Space").

          (d) The Imaging Division has utilized, and Viisage desires to continue to utilize, certain furniture, fixtures and equipment located in the Space and more particularly described in Exhibit B hereto (the "Equipment").
                                        ---------

          (e) The Imaging Division has received, and Viisage desires to continue to receive, certain office services from Lau more particularly described in Exhibit C hereto (the "Office Services").
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

     2.   License; Subordination; Indemnity.
          ---------------------------------

          (a) Lau hereby grants Viisage a license to (1) use and occupy the Space and (2) cross other portions of the Premises as reasonably necessary to maintain access and egress between the Space and the Common Areas of the Building, subject in all cases to the provisions of this Agreement.
     Viisage acknowledges that Lau licenses the Space to Viisage "as is," and that Lau makes no warranty, covenant or representation that the Space shall be other than in its present existing condition. The parties expressly acknowledge that this Agreement does not constitute a demise by Lau of any real property interest in or encumbrance on the Premises (including without limitation the Space) and, consequently, Viisage shall not be entitled to any rights or remedies to which a subtenant may be entitled at law or in equity, unless Viisage shall have been expressly afforded such rights and remedies pursuant to the provisions of this Agreement. This Agreement is subject and subordinate to the Lease and the Non-Disturbance Agreement and, consequently, if the Lease expires or terminates for any reason whatsoever, this Agreement shall immediately terminate and Viisage's license under this Agreement shall terminate. Viisage's failure to immediately vacate the Space following the expiration or earlier termination of this Agreement shall constitute a trespass and Viisage hereby indemnifies and holds harmless Lau from any loss, cost, liability or expense associated with such trespass.

     (b) Lau shall provide the Office Services to Viisage on the same basis that such services are currently provided by Lau to the Imaging Division, such Office Services to be performed by those employees of Lau who perform similar services for Lau in the normal course of their employment.

     3.   License Period; Mutual Right of Termination.  The period during which
          -------------------------------------------
Viisage may use and occupy the Space, utilize the Equipment and receive the Office Services, subject to the provisions of this Agreement, shall commence on the date hereof and, subject to earlier termination as provided herein or in the Lease, end on February 23, 1997 (the "License Period"). In addition to all other circumstances which could result in the termination of this Agreement, the parties shall have the following respective rights as to termination:

          (a) Viisage shall have the right to terminate this Agreement, at any time during the License Period, by giving thirty (30) days' prior written notice to Lau; and

          (b) Lau shall have the right to terminate this Agreement, at any time during the License Period, by giving six (6) months' prior written notice to Viisage.

     4.   Changes in Office Services.
          --------------------------

     The scope and nature of the Office Services shall be subject to change from time to time as hereinafter provided in this Section 4:

          (a) Viisage may cause any particular type of Office Services to be removed from the Office Services, if Viisage determines in its sole discretion to provide such class of services internally or obtain them elsewhere, provided that Viisage shall give Lau at least thirty (30) days' prior written notice of any such removal.

          (b) In the event that Lau determines in its sole discretion to remove, reduce or change a particular class of services from the office services provided for its own internal uses then Lau shall be permitted correspondingly to remove, reduce, or change the nature of such class of Office Services as provided by Lau to Viisage under this Agreement, provided that Lau shall give Viisage reasonable prior written notice to enable Viisage to obtain such services elsewhere.

          (c) Lau and Viisage may by written agreement agree to change the extent and nature of the Office Services in general or with respect to any particular class of the Office Services.

          (d) In the event of any change in the scope or nature of the Office Services under any provision of this Section 4, the Service Fee shall be reasonably adjusted by mutual agreement of the parties to reflect the impact of such change on the cost of providing the Office Services.

     5.   Rent and Other Charges.
          ----------------------

          (a) Rent Reimbursement.  Viisage covenants and agrees to pay Lau for
              ------------------
     Viisage's Share (as hereinafter defined) of the rent payable by Lau under
     Section 4 of the Lease (the "Basic Rental Reimbursement"). Payment shall be made on a timely basis to enable Lau to satisfy its financial obligations under the Lease. For purposes of this Agreement, "Viisage's Share" shall equal the percentage obtained by dividing the net rentable area of the Space by the net rentable area of the Premises. Additionally, Viisage shall reimburse Lau for all other financial obligations, if any, for which Lau is responsible under the Lease arising as a direct result of Viisage's use and occupancy of the Space, including without limitation, any indemnity required under Section 6(c) of the Lease.

          (b) Taxes, Insurance, Utilities, Etc.  Viisage covenants and agrees to
              ---------------------------------
     pay Lau for Viisage's Share of Lau's out-of-pocket costs for real estate taxes, insurance premiums, utilities costs, costs of repairs and maintenance, and other costs specifically set forth in the Lease. Payment shall be made on a timely basis to enable Lau to satisfy its obligations under the Lease.

          (c) Office Services.  Viisage covenants and agrees to pay Lau for the
              ---------------
     Office Services on the first day of each month an amount equal to $____________ per month.

     6.   Landlord's Services.  Viisage shall have the right to enjoy the
          -------------------
services which Landlord provides to the Space pursuant to the Lease. However, Lau shall have no liability for the obligations of Landlord under the Lease or the Landlord's failure to fulfill such obligations in whole or in part.

     7.   Viisage's Covenants.  Except as otherwise expressly set forth in this
          -------------------
Agreement, Viisage shall, in its use and occupancy of the Space and access thereto through the remainder of the Premises, observe and otherwise be bound by all of the terms and conditions set forth in the Lease and in the Non-Disturbance Agreement.

     8.   Independent Contractor Status.  Viisage acknowledges that Lau shall
          -----------------------------
render and perform the Office Services to be rendered and performed by it hereunder as an independent contractor in accordance with its own standards, subject to its compliance with the provisions of this Agreement.

     9.   No Transfer.  The license granted pursuant to this Agreement is
          -----------
personal to Viisage and Viisage shall have no power to transfer any of its rights hereunder.

     10.  No Alterations; Surrender.  Except to the extent permitted under
          -------------------------
Section 9 of the Lease, Viisage may not make any alterations, additions or improvements to the Space without Lau's prior consent, and subject to Lau having obtained Landlord's consent to the extent required under Section 9 of the Lease. Viisage shall surrender the Space as required by this Agreement in the same condition as it now exists, except for wear and tear which cannot reasonably be repaired by Viisage's performance of its obligations under this Agreement.

     11.  Access to Space.  Lau and the Landlord shall each have the right to
          ---------------
enter the Space to the extent permitted under Section 10 of the Lease.

     12.  Insurance.  Viisage shall maintain with respect to the Space all
          ---------
insurance policies in compliance with the requirements imposed upon the tenant as set forth in the Lease (unless Lau chooses to maintain such insurance policies for the Premises and

Building and to have Viisage reimburse Lau for Viisage's share of such cost), except that Viisage shall deposit with Lau all certificates of insurance which the Lease requires to be deposited with Landlord.

     13.  Fire, Casualty and Eminent Domain.  In the event there is casualty
          ---------------------------------
damage to the Space as contemplated in Section 11 of the Lease, or a condemnation or taking by eminent domain of a portion of the Space as contemplated in Section 12 of the Lease, Viisage may continue to occupy the Space and receive its equitable portion of any abatement of rent which Lau receives from the Landlord under Section 11 or 12, as the case may be, of the Lease, or immediately terminate this Agreement by giving written notice to Lau.

     14.  Conformance with Lease Requirements.  Without limitation by any other
          -----------------------------------
provision of this Agreement, Viisage shall not do, omit to do or permit to be done or omitted anything which would constitute a default under the terms, covenants and conditions of the Lease, or which would otherwise result in Landlord having the right to terminate the Lease.

     15.  Limitations on Lau's Liability.  Viisage acknowledges that it has not
          ------------------------------
relied upon any representations or warranties of Lau or its agents with respect to the Building or the Space. Viisage expressly acknowledges that, if Viisage should have the right to seek recovery of any judgment from Lau associated with Viisage's use and occupancy under this Agreement or Lau's obligations hereunder, Viisage shall look solely to Lau's interest in the Lease for recovery of any judgment from Lau. Lau's directors, officers and shareholders shall never be personally liable for any such judgment.

     16.  Remedies and Damages.  If this Agreement is terminated as the result
          --------------------
of a default by Viisage beyond any applicable cure period, Lau may expel and remove Viisage from the Space, provided that such termination shall be without prejudice to Lau's power to exercise all of the rights to which it is entitled at law or in equity by virtue of Viisage's default. If Viisage's default should result in the termination of the Lease, Viisage shall indemnify Lau from and against all damages for which Lau is liable to Landlord as a consequence thereof, in addition to any other damages which Lau suffers or incurs.

     17.  Notices.  Any notice, statement, certificate, consent, approval,
          -------
disapproval, request or demand required or permitted to be given in this Agreement shall be in writing and delivered by hand, by facsimile (with confirmation of receipt) or sent by United States mail, registered or certified, postage prepaid, or by a nationally recognized overnight courier, addressed, as the case may be as follows:

     To Lau at the following address:

          Lau Acquisition Corp.
          d/b/a Lau Technologies
          531 Main Street
          Acton, Massachusetts  01720
          Attn:  Joanna T. Lau, President

     and to Viisage at the following address:

          Viisage Technology, Inc.
          531 Main Street
          Acton, Massachusetts  01720
          Attn:  Robert C. Hughes, President

     Either party may change or add persons and places where notices are to be sent or delivered by notice to the other. Mailed notices will be deemed served three (3) business days after mailing as required above provided the same are received in the ordinary course of business or upon receipt if sent by hand delivery.

     18.  Entire Agreement; Construction.  This Agreement contains the entire
          ------------------------------
agreement between Lau and Viisage with respect to its subject matter and can only be changed by a written agreement executed by the parties. The titles of the several Sections contained herein are for convenience only and shall not be considered in construing this Agreement.

     19.  Power to Execute.  Lau and Viisage covenant, warrant and represent
          ----------------
that they have full power and proper authority to execute this Agreement.

     20.  Covenants and Conditions.  All provisions, whether covenants or
          ------------------------
conditions, on the part of Viisage to be performed under this Agreement shall be deemed to be both covenants and conditions.

     IN WITNESS WHEREOF, Lau Acquisition Corp. d/b/a Lau Technologies and Viisage Technology, Inc. have each caused these presents to be executed as a sealed instrument as of the day and year first written above.

                                            LAU ACQUISITION CORP.
                                            d/b/a LAU TECHNOLOGIES


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________




                                            VIISAGE TECHNOLOGY, INC.


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

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                                   EXHIBIT A
                                   ---------

                                     Space
                                     -----


        The Space consists of the following portion(s) of the Premises:

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                                   EXHIBIT B
                                   ---------

                                   Equipment
                                   ---------


                           The Equipment consists of:

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                                   EXHIBIT C
                                   ---------

                                Office Services
                                ---------------

                Type of Service                 Method of Charge
                ---------------                 ----------------

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